EXHIBIT 10.5


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                                    AGREEMENT

                        CONCERNING THE EXCHANGE OF STOCK

                                     BETWEEN

                              A&W CORPORATION, INC.

                                       AND

                                GRANDNAME LIMITED


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                                TABLE OF CONTENTS


                                                                           Page


ARTICLE I.
         EXCHANGE OF SECURITIES............................................  1
         1.1      Exchange of Shares.......................................  1
         1.2      Exemption from Registration..............................  1
         1.3      Tax-Free Reorganization..................................  2
         1.4      Costs....................................................  2
         1.5      Rights and Privileges....................................  2
         1.6      Additional Documentation.................................  2

ARTICLE II.
         REPRESENTATIONS AND WARRANTIES OF GRANDNAME.......................  2
         2.1      Organization.............................................  2
         2.2      Capital..................................................  3
         2.3      Subsidiaries.............................................  3
         2.4      Directors and Officers...................................  3
         2.5      Financial Statements.....................................  3
         2.6      Absence of Changes.......................................  4
         2.7      Absence of Undisclosed Liabilities.......................  4
         2.8      Tax Returns..............................................  4
         2.9      Investigation of Financial Condition.....................  4
         2.10     Patents, Trade Names and Rights..........................  4
         2.11     Compliance with Laws.....................................  4
         2.12     Litigation...............................................  4
         2.13     Authority................................................  5
         2.14     Ability to Carry Out Obligations.........................  5
         2.15     Full Disclosure..........................................  5
         2.16     Assets...................................................  6
                  2.17     Material Contracts..............................  6
         2.18     Indemnification..........................................  6
         2.19     Indemnification of Officers and Directors................  6

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF A&W.............................  6
         3.1      Organization.............................................  6
         3.2      Capital..................................................  7
         3.3      Subsidiaries.............................................  7
         3.4      Directors and Officers...................................  7


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                                                                           Page

         3.5      Financial Statements.....................................  7
         3.6      Absence of Undisclosed Liabilities.......................  7
         3.7      Tax Returns..............................................  7
         3.8      Investigation of Financial Condition.....................  7
         3.9      Patents, Trade Name and Rights...........................  8
         3.10     Compliance with Laws.....................................  8
         3.11     Litigation...............................................  8
         3.12     Authority................................................  8
         3.13     Shareholder Approval.....................................  8
         3.14     Ability to Carry Out Obligations.........................  8
         3.15     Full Disclosure..........................................  9
         3.16     Assets...................................................  9
         3.17     Material Contracts.......................................  9
         3.18     Indemnification..........................................  9
         3.19     Subsequent Filings.......................................  9

ARTICLE IV.
         REPRESENTATIONS AND WARRANTIES OF
         GRANDNAME AND ITS SHAREHOLDERS....................................  9
         4.1      Share Ownership..........................................  9
         4.2      Investment intent........................................ 10
         4.3      Rules 144 and 145........................................ 10
         4.4      Legend................................................... 10

ARTICLE V.
         COVENANTS......................................................... 11
         5.1      Investigative Rights..................................... 11
         5.2      Conduct of Business...................................... 11

ARTICLE VI.
         CONDITIONS PRECEDENT TO A&W'S PERFORMANCE......................... 11
         6.1      Conditions............................................... 11
         6.2      Agreement to Register Restricted Shares.................. 11
         6.3      Accuracy of Representations.............................. 12
         6.4      Performance.............................................. 12
         6.5      Absence of Litigation.................................... 12
         6.6      Officer's and Shareholder's Certificate.................. 12
         6.8      Legal Opinion............................................ 12



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                                                                           Page

ARTICLE VII.
         CONDITIONS PRECEDENT TO GRANDNAME'S AND
         THE GRANDNAME SHAREHOLDERS' PERFORMANCE........................... 12
         7.1      Conditions............................................... 12
         7.2      Accuracy of Representations.............................. 13
         7.4      Absence of Litigation.................................... 13
         7.5      Directors of A&W......................................... 13
         7.6      Officers of A&W.......................................... 13
         7.7      Officer's Certificate.................................... 13
         7.8      Legal opinion............................................ 14

ARTICLE VIII.
         CLOSING........................................................... 14
         8.1      Closing.................................................. 14
         8.2      Conditions Precedent to Closing.......................... 15

ARTICLE IX.
         MISCELLANEOUS..................................................... 15
         9.1      Captions and Headings.................................... 15
         9.2      No Oral Change........................................... 15
         9.3      Non-Waiver............................................... 16
         9.4      Time of Essence.......................................... 16
         9.5      Entire Agreement......................................... 16
         9.6      Choice of Law............................................ 16
         9.7      Counterparts............................................. 16
         9.8      Notices.................................................. 16
         9.9      Binding Effect........................................... 17
         9.10     Mutual Cooperation....................................... 17
         9.11     Brokers.................................................. 17
         9.12     Announcements............................................ 17
         9.13     Expenses................................................. 17
         9.14     Survival of Representations and Warranties............... 17
         9.15     Exhibits................................................. 17




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                                    AGREEMENT


         THIS AGREEMENT made this 1st day of March, 1996 by and between A&W CORPORATION, INC. ("A&W"), and GRANDNAME LIMITED, a British Virgin Islands corporation ("Grandname") and the representative of each of the shareholders of Grandname, whose name appears on the signature page of this Agreement (the "Grandname Shareholders").

         WHEREAS, A&W is a public corporation, having registered certain of its securities under the Securities Act of 1933, as set forth in that certain Registration Statement bearing File Number 33-2-88941 as amended (which is hereby incorporated by reference); and

         WHEREAS,   Grandname  is  a  closely  held   British   Virgin   Islands
corporation, which intends to exchange shares of the corporations described below in exchange for A&W shares;

         WHEREAS, A&W desires to acquire all of the issued and outstanding common stock of Electronic Card Acceptance corporation ("ECAC") and DAR Products Corporation ("DAR") from Grandname, making ECAC and DAR wholly owned subsidiaries of A&W; and

         WHEREAS, the respective Boards of Directors of the Companies have adopted Plans of Reorganization to effect the transactions contemplated herein and have submitted same to the respective shareholders; and

         WHEREAS, each of the parties desires to assist the others in effecting the transaction pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, on the following terms and conditions:

                                   ARTICLE I.

                             EXCHANGE OF SECURITIES

         1.1 Exchange of Shares. Subject to all the terms and conditions of this Agreement, A&W agrees to exchange 16,136,666 previously authorized but unissued unregistered shares of A&W no par value common stock (after the actions described in Section 3.13 below) (the "A&W Shares") in exchange for all of the issued and outstanding shares of ECAC and DAR (the "ECAC and DAR Shares")

         1.2 Exemption from Registration. The parties hereto intend that the A&W Shares to be exchanged to Grandname shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to
Section 4(2) of the Act, and the rules and regulations promulgated thereunder and exempt from the registration requirements of the sister states. In furtherance thereof, the representative of each Grandname Shareholder will


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execute and deliver to A&W on the closing date an investment  letter suitable to
A&W's counsel, in form substantially as per Exhibit 1.2 hereto.

         1.3 Tax-Free Reorganization. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a) (1) of the Internal Revenue Code of 1986, as amended, at least insofar as such transaction pertains to the A&W Shareholders. A&W shall be the surviving or parent corporation after the reorganization.

         1.4 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorney fees, accountancy fees, filing fees, travel, or other costs or expenses, without right or recourse from the other except, in the event the exchange of the A&W shares for the ECAC and DAR Shares is completed, Grandname shall pay the reasonable attorneys' and accountants' fees of A&W up to $15,000. Grandname shall not be responsible for any other costs or expenses of A&W.

         1.5 Rights and Privileges.  Upon closing of this  Agreement,  Grandname shall be immediately vested with control of A&W, owning in aggregate approximately ninety-four percent (94%) of all issued and outstanding shares of A&W as combined, as shown in Schedule 1.5 hereto. Without further documentation or action, Grandname may appoint the directors and officers of A&W and shall otherwise be vested with all rights and privileges associated with ownership of the issued and outstanding restricted shares. To the extent that the acquisition of such shares could or might trigger any breach of contract, rights of reversion or rescission, or other-wise require approvals or consents, A&W by closing this Agreement, shall fully release and quitclaim any and all rights and claims as against Grandname, its officers, directors and shareholders arising therefrom.

         1.6 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended or to be appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

                                   ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF GRANDNAME

         Grandname hereby represents and warrants to A&W that:

         2.1 Organization. (a) ECAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly


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qualified to do business and is in good standing in each of the states where its business requires qualification.

              (b) DAR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 Capital. (a) The authorized capital stock of ECAC consists solely of 1, 000 common shares of no par value common stock, of which 1,000 shares are currently issued and outstanding. All of the issued and outstanding shares of ECAC are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ECAC to issue or to transfer from treasury any additional shares of its capital stock of any class.

              (b) The authorized capital stock of DAR consists solely of 5,000 common shares of no par value of which 1,000 shares are currently issued and outstanding. All of the issued and outstanding shares of DAR are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating DAR to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 Subsidiaries. (a) ECAC does not have any subsidiaries or own any interest in any other enterprise.

              (b) DAR does not have any subsidiaries or own any interest in any other enterprise.

         2.4 Directors and Officers. (a) Exhibit 2.4(a) hereto contains the names and titles of all directors and officers of ECAC as of the date of this Agreement.

              (b) Exhibit 2.4 (b) hereto contains the names and titles of all directors and officers of DAR as of the date of this Agreement.

         2.5 Financial Statements. Grandname has delivered to A&W the audited financial statements of ECAC as of June 30, 1995 and for the periods then ended, and those of DAR as of June 30, 1995, respectively and the unaudited financial statements a& of December 31, 1995 for both companies. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ECAC and DAR throughout the periods indicated, and fairly present the financial position of ECAC and DAR as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.


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         2.6 Absence of Changes.  Since the date of ECAC's and DAR's most recent financial statements included in the Exhibits, there has not been any change in the financial conditions or operations of ECAC or DAR, except f or changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

         2.7 Absence of Undisclosed Liabilities. As of the date of ECAC's and DAR's most recent balance sheets included in the Exhibits, neither ECAC nor DAR had any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheets.

         2.8 Tax Returns. Within the times and in the manner prescribed by law, ECAC and DAR have filed all federal, state and local tax returns required by law and have paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the Exhibits are adequate for the period indicated. There are no present disputes as to the taxes of any nature payable by ECAC and DAR.

         2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, A&W and its legal counsel and accountants shall have the opportunity to meet with the legal counsel of ECAC and DAR and accountants of ECAC and DAR to discuss the financial conditions of ECAC and DAR. ECAC and DAR shall make available to A&W all' books and records of ECAC and DAR.

         2.10 Patents, Trade Names and Rights. To the best of its knowledge, each of ECAC and DAR owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. ECAC and DAR are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

         2.11 Compliance with Laws. ECAC and DAR have complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or the operation of their businesses.

         2.12 Litigation. Neither ECAC nor DAR is a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ECAC and DAR, threatened against or affecting either ECAC or DAR or its business, assets or financial condition. Neither ECAC nor DAR are in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither ECAC nor DAR are engaged in any material lawsuits to recover monies due it.



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         2.13  Authority.  (a) The Board of Directors of ECAC has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and ECAC has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ECAC and is enforceable in accordance with its terms and conditions.

              (b) The Board of Directors of DAR has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and DAR has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of DAR and is enforceable in accordance with its terms and conditions.

              (c) The Board of Directors of Grandname has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and Grandname has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Grandname and is enforceable in accordance with its terms and conditions. The ability of Grandname to carry out its obligations under this Agreement is the same as set forth with respect to ECAC in Section 2.14 as if Grandname were named in such Section 2.14 in all respects.

         2.14 Ability to Carry Out Obligations. (a) The execution and delivery of this Agreement by ECAC and the performance by ECAC of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ECAC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ECAC; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ECAC.

              (b) The execution and delivery of this Agreement by DAR and the performance by DAR of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which DAR is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of DAR; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of DAR.

         2.15 Full Disclosure. None of the representations and warranties made by Grandname herein or in any exhibit, certificate or memorandum furnished or to be furnished by


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Grandname,  or on its behalf,  contains or will contain any untrue  statement of material fact or omit any material fact the omission of which would be misleading.

         2.16 Assets. Each of ECAC and DAR have good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on their respective financial statements.

         2.17 Material Contracts. Except as described on Schedule 2.17, neither ECAC nor DAR have any material contracts.

         2.18 Indemnification. Grandname agrees to indemnify, defend and hold A&W, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Grandname to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Grandname under this Agreement. Grandname represents that the indemnification of this section shall inure to the benefit of A&W and its Shareholders in all respects. Grandname has conducted an investigation to the satisfaction of Grandname's counsel.

         2.19 Indemnification of Officers and Directors. The parties acknowledge and agree that prior to execution of this Agreement, each party had separately adopted resolutions and bylaws affording indemnification, to the fullest extent permitted by law, of all officers, directors, promoters, attorneys and other responsible persons, past or present, which arises out of or pertains to any action or omission taken in good faith while serving in such capacity on behalf of the Corporation. The parties hereby agree that each shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers and directors and that each party shall hereafter continuously maintain the fullest indemnification of officers and directors as permitted by law.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF A&W

         A&W represents and warrants to Grandname that:

         3.1 Organization. A&W is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.



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         3.2 Capital. The authorized capital stock of A&W consists of 10,000,000 shares of common stock, no par value of which 10,000,000 shares of common stock are currently issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. Except for options to purchase 500,000 shares of A&W common stock at $.001 per share in the name of
Robert  Willis,  there  are  no  outstanding  subscriptions,   options,  rights,
debentures, instruments, convertible securities or other agreements, commitments or obligations of A&W to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 Subsidiaries. A&W does not have any subsidiaries or own any interest in any other enterprise.

         3.4 Directors and Officers. The names and titles of all directors and officers of A&W are as set forth in A&W's Disclosure Document and have not changed as of the date of this Agreement.

         3.5 Financial Statements. The audited financial statements of A&W as of December 31, 1995 and for the period then ended will be promptly submitted to Grandname. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by A&W throughout the period indicated, and fairly present the financial position,of A&W as of the date of the balance sheet included in the financial statements and the results of operations for the period indicated.

         3.6 Absence of Undisclosed Liabilities. As of the date of the updated financial statements, A&W did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         3.7 Tax Returns. A&W has filed federal, state and local income tax returns for fiscal year 1994. Returns for 1995 have not been filed. Upon consummation of the closing, Grandname's designated management, as new management of the Company, will prepare and file all appropriate subsequent returns. Management of A&W, subsequent to their resignations, shall render reasonable assistance in providing information necessary for preparation and filing of appropriate returns. There are no present disputes as to taxes of any nature payable to or by A&W.

         3.8 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Grandname and its legal counsel and accountants shall have the opportunity to meet with A&W's legal counsel and accountants to discuss the financial condition of A&W. A&W shall make available to Grandname all books and records of A&W.



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         3.9 Patents,  Trade Name and Rights. To the best of its knowledge,  A&W is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

         3.10 Compliance with Laws. A&W has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

         3.11 Litigation. A&W is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of A&W, threatened against or affecting A&W or its business, assets or financial condition. A&W is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to. it. A&W is not engaged in any material lawsuits to recover monies due it.

         3.12 Authority. The Board of Directors of A&W has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and A&W has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of A&W and is enforceable in accordance with its terms and conditions.

         3.13 Shareholder Approval. Upon execution of this Agreement, A&W shall notice a special meeting of its shareholders. Ratification of this Agreement by a two-thirds majority of the shareholders shall be a condition to closing of this Agreement as shall be amendments to the Articles of Incorporation of A&W to: (i) approve a reverse split of A&W's Common stock, no par value, to provide that for each ten (10) shares of A&W Common Stock outstanding, shareholders of record shall be entitle to receive in exchange therefor one (1) share of such Common Stock, no par value; (ii) authorize a maximum of 50,000,000 shares of additional Common Stock; and (iii) authorize the issuance of up to 20 000,000 shares of a new class of $1.00 par value blind; Preferred Stock. All outstanding options, warrants or other rights to purchase shares of Common Stock of A&W shall be deemed to be converted into similar rights to purchase shares of Common Stock of A&W; provided, however, that (x) the number of shares of Common Stock into which A&W options, warrants or other rights of A&W can be converted shall be reduced by ninety four percent (94%). In all other respects, the terms of such options, warrants or other rights shall remain unchanged.

         3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by A&W in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which A&W is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of A&W; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of A&W.

         3.15 Full Disclosure. None of the representations and warranties made by A&W herein or in any exhibit, certificate or memorandum furnished or to be furnished by A&W, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         3.16 Assets. A&W has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated.

         3.17 Material Contracts. A&W has no material contracts.

         3.18 Indemnification. A&W agrees to indemnify, defend and hold Grandname and its shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by A&W to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by A&W under this Agreement.

         3.19 Subsequent Filings. Upon closing, management designated by Grandname, as new management of A&W, shall prepare and file all required filings before federal and state authorities as it shall determine, including the Securities and Exchange Commission and state "blue sky" regulatory authorities. such filings may include Forms 10-K, SB, 10-QSB, 8-K, if any, as such new management may deem appropriate.

                                   ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                         GRANDNAME AND ITS SHAREHOLDERS

         By execution of Exhibit 1. 2 hereto, Grandname and its shareholders will represent, among other things, that:

         4.1 Share Ownership. The ECAC and DAR Shareholders hold the number of ECAC and DAR Shares set forth in Exhibit 1.1(A) hereto. Such shares are owned of record and beneficially by each holder thereof and are not subject to any lien, encumbrance or pledge of a beneficial interest of any kind. Each ECAC and DAR Shareholder has the authority to exchange such shares pursuant to this Agreement.

         4.2 Investment intent. Each ECAC and DAR Shareholder understands that the A&W Shares are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Act for nonpublic offerings and that:

              (a) The A&W Shares are being acquired solely for the account of each ECAC and DAR Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the A&W Shares;

              (b) Each  ECAC and DAR  Shareholder  will not  dispose  of the A&W
Shares or any portion thereof unless and until counsel for A&W shall have determined that the intended disposition is permissible and does not violate the Act or any applicable state securities laws, or the rules and regulations thereunder;

              (c) A&W has made all documentation pertaining to all aspects of the Exchange Offer available to him and to his qualified representatives, if any, and has offered such person or persons any opportunity to discuss the Exchange Offer with the officers of A&W.

              (d) Each ECAC and DAR Shareholder has relied solely upon A&W's Disclosure Document to be dated on or before the closing date, and any independent investigations made by such Shareholder or his representatives;

              (e) Each ECAC and DAR Shareholder is knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the A&W Shares on the terms and conditions set forth;

              (f) Each ECAC and DAR Shareholder is able to bear the economic risk of an investment in the A&W Shares; and

              (g) Each ECAC and DAR Shareholder understands that an investment in the A&W Shares is not liquid, and such shareholder has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment.

         4.3 Rules 144 and 145. Each ECAC and DAR Shareholder shall furnish written acknowledgement that the shares are subject to the restrictions of Rules 144 and 145 as promulgated by the Securities and Exchange Commission; that such shareholder intends to comply with the requirements of said Rules; and a written representation warranty that none of the restricted shares held by present stockholders of ECAC and DAR will be offered for sale, except in compliance with said Rules.

         4.4 Legend. Each ECAC and DAR Shareholder acknowledges that the certificates evidencing the A&W Shares acquired pursuant to this Agreement will have a legend placed thereon stating that the A&W Shares have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the A&W Shares as per the standard legend of the Corporation's transfer agent, for restricted shares.

                                   ARTICLE V.

                                    COVENANTS

         5.1 Investigative Rights. From the date of this Agreement until the closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

         5.2 Conduct of Business. Prior to Closing, A&W and ECAC and DAR shall each conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course' of business. None of these corporations shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than 'in the normal course of business. Exceptions to this provision are specifically agreed to be any contract or agreement, by Grandname, ECAC or DAR relating to any acquisition, including employment agreements, all of which shall be described to A&W upon consummation.

                                   ARTICLE VI.

                    CONDITIONS PRECEDENT TO A&W'S PERFORMANCE

         6.1 Conditions. The A&W Shareholders' obligations hereunder shall be subject to the satisfaction at or before the closing of all the conditions set forth in this Article VI. A&W may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by A&W of any other condition of or other rights or remedies, at law or in equity, if Grandname or any Grandname Shareholders shall be in default of any of its representations, warranties or covenants under this Agreement.

         6.2 Agreement to Register Restricted Shares. In the event that any restricted shares of any restricted shareholder, officer, director, founding stockholder, 5% or more shareholder, or other insider of Grandname or any affiliate of such persons shall be registered for public offering or sale subsequent to closing, then A&W, at A&W's expense, shall additionally offer to register, on a pro rata basis, the remaining restricted shares of the principal shareholders of A&W set forth on Schedule 6.2, which are all of the principal shareholders of A&W. Thereafter, upon request of A&W's principal stockholders to register restricted shares, the corporation shall so register such shares contemporaneously with the registration of any other restricted shares and at the sole expense of the Corporation, on the same basis and at the same time as such other restricted shares shall be registered.

         6.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Grandname in this Agreement or in any written statement that shall be delivered to A&W by Grandname under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.4 Performance. Grandname shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         6.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Grandname on or before the Closing Date.

         6.6 Officer's and Shareholder's Certificate. Grandname shall have delivered to A&W certificates dated the Closing Date and signed by the President of Grandname and the representative of the Grandname Shareholders certifying that each of the conditions specified herein applicable to them have been fulfilled.

         6.7 Acquisition of Assets by A&W. Grandname shall have consummated the acquisition of all of the issued and outstanding capital stock of ECAC and DAR, all of which stock shall be free and clear of all liens, encumbrances, pledges or other beneficial interest of any kind.

         6.8 Legal Opinion. Grandname shall have delivered to A&W the legal opinion of its counsel substantially in the form set forth in Exhibit 6.8.

                                  ARTICLE VII.

                     CONDITIONS PRECEDENT TO GRANDNAME'S AND
                     THE GRANDNAME SHAREHOLDERS' PERFORMANCE

         7.1 Conditions. Grandname and the Grandname Shareholders' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this Article VII. Grandname and the Grandname Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Grandname or such Grandname Shareholders of any other condition of or any of Grandname's or such Shareholders' other rights or remedies, at law or in equity, if A&W shall be in default of any of its representations, warranties or covenants under this Agreement.

         7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by A&W in this Agreement or in any written statement that shall be delivered to Grandname and Grandname Shareholders by A&W under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         7.3 Performance. A&W shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against A&W on or before the Closing Date.

         7.5 Directors of A&W. Effective on Closing, A&W shall have fixed the size of its Board of Directors of not less than three nor more than nine directors. Each of the present directors of A&W shall have submitted his resignation as a director of A&W effective on the Closing Date; provided, however, that for a period of one year after the Closing, Anthony B. Adler shall act as an observer to all meetings of the Board of Directors. Anthony B. Adler shall not be entitled to vote on any matter that comes before the Board, but shall be entitled to receive communications delivered to members of the Board. Effective on the closing of the transaction contemplated by this Agreement, and thereafter (until otherwise determined by the shareholders of A&W) the Board of Directors of the surviving Corporation shall consist of directors designated by Grandname each of whom shall hold office until the next annual meeting of the shareholders of A&W, and until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal.

         Effective at the closing, the then principal officers of A&W shall resign and shall be replaced by the persons designated by Grandname each of whom shall hold office until the next annual meeting of the Board of Directors of A&W and until his successor shall have been duly elected or appointed and shall have qualified, or until his earlier death, resignation, or removal.

         7.6 Officers of A&W. Effective on the Closing Date, the new Board of Directors of A&W shall be entitled to elect new officers of A&W.

         7.7 Officer's Certificate. A&W shall have delivered to Grandname and the Grandname Shareholders, a certificate dated the Closing Date and signed by an authorized officer of A&W certifying that each of the conditions specified in Sections 7.1 through
7.8 hereof have been fulfilled.

         7.8 Legal opinion. A&W shall have delivered to Grandname the legal opinion of its counsel substantially in the form set forth in Exhibit 7.8.

                                  ARTICLE VIII.

                                     CLOSING

         8.1 Closing. The closing of this transaction shall be held at the offices of A&W prior to or on about April 1, 1996, or at such other place and time as is mutually agreeable to the parties. At the closing:

              (a) Grandname shall deliver to A&W Copies Of Exhibit 1.2 executed by Grandname and on behalf of all of its purchasing shareholders;

              (b) A&W shall deliver to Grandname certificates or window tickets representing the number of A&W Shares for which the ECAC and DAR Shares have been exchanged, pursuant to the share computations set forth in Exhibit 1.1(A) hereto;

              (c) A&W shall deliver (i) an officer's, certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of A&W are true and correct as of, or have been fully performed and complied with by, the Closing Date and (ii) the legal opinion of counsel as set forth in Exhibit 7.8;

              (d) A&W shall deliver a signed consent and/or Minutes of the Meetings of the Board of Directors of A&W approving this Agreement and each matter to be approved by the directors of A&W under this Agreement;

              (e) Grandname shall deliver (i) an officer's certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Grandname are true and correct as of, or have been fully performed and complied with by the Closing Date and (ii) the legal opinion of its, counsel as set forth in Exhibit 6.8 hereto; and

              (f) Grandname shall deliver a signed consent and/or minutes of the directors of Grandname approving this Agreement and each matter to be approved by the directors of Grandname under this Agreement.

              (g) Grandname shall deliver to A&W all certificates representing the ECAC and DAR equity, duly endorsed for transfer with all applicable taxes thereon paid.

         8.2 Conditions Precedent to Closing. Closing shall be contingent upon the following:

              (a) Satisfactory examination and verification of the adequacy and accuracy of all representations and warranties of the respective parties, including those contained in the financial statements;

              (b)  Satisfactory  verification  that,  neither  the  transactions contemplated herein nor any other material aspect of the respective companies shall, in the opinion of counsel, be reasonably likely to cause any stop-order, litigation, breach of contract, federal, state or local administrative proceeding, or similar default or defalcation;

              (c) Satisfactory verification that each of ECAC and DAR has certified or certifiable financial statements, prepared by independent auditors, the comply with the requirements of Regulation SB promulgated by the United States Securities and Exchange commission.

              (d) Satisfactory evidence that all pre-closing conditions or obligations have been fulfilled or complied with;

              (e) Satisfactory evidence that there are no rights of dissent or appraisal in favor of any ECAC or DAR. Shareholder, no preemptive rights with respect to any shares or class of shares, no requirement for fairness hearings, fairness opinions, or similar regulatory processes, and no rights to rescission or injunctive relief, unless the above rights have been waived or released in accordance with applicable law; and

              (f) Necessary approvals of shareholders, directors, administrative agencies, or state level corporate commissioners have been obtained.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         9.1  Captions  and  Headings.   The  article  and  paragraph   headings
throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

         9.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         9.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         9.4 Time of Essence. Time is of the essence of this Agreement.and of each and every provision.

         9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of New York.

         9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  Anthony B. Adler
                  A&W Corporation, Inc.
                  325 Prospect Avenue
                  Mamaroneck, N.Y. 10543

                  with a copy to:

                  Colin Harley; Esq.
                  2 South Meadow
                  P.O. Box 264
                  Woodbury, CT 06738
                  (203) 263-2469 (phone)
                  (203) 263-5327 (fax)

                  and

                  Grandname Limited
                  c/o E. David Gable
                  3068 Sounding Drive
                  Edgewood, Maryland 21040

                  with a copy to:

                  Edward Obstler, Esq.
                  Gordon Feinblatt
                  233 East Redwood Street
                  Baltimore, Maryland 21202

         9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except that Grandname represents that Dan Brecher is entitled to ownership of a portion of the shares of A&W Corporation, Inc. to be delivered by A&W to Grandname upon the close hereof, in accordance with a letter agreement dated November 22, 1995, signed by David Pearl as agent for Grandname. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any such broker.

         9.12 Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

         9.13 Expenses. Subject to Section 1.4 hereof, each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement.

         9.14 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

         9.15 Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

         AGREED AND ACCEPTED as of the date first above written.

                                       A&W CORPORATION, INC.


                                       By: /s/ Anthony B. Adler
                                           Anthony B. Adler, President


ATTEST:


/s/
Corporate Secretary

[corporate seal)

                                       GRANDNAME LIMITED


                                       By: /s/


ATTEST:


/s/
Corporate Secretary

[corporate seal]